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                                                                  Exhibit 24

                                POWER OF ATTORNEY

         Each director and/or officer of The Laclede Group, Inc. whose signature appears below appoints D. H. Yaeger, G. T. McNeive, Jr. and
M. C. Kullman and each of them, severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement covering new securities in various forms, including senior debt securities, subordinated debt securities, preferred securities and related guarantees, common stock, stock purchase contracts and stock purchase units as authorized by the Company's Board of Directors on February 28, 2002; and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         A copy hereof shall have the same force and effect as the original.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 28th day of February, 2002.


/s/ Andrew B. Craig, III                           /s/ William E. Nasser
--------------------------                         --------------------------
Andrew B. Craig, III                               William E. Nasser

/s/ Henry Givens, Jr.                              /s/ Robert P. Stupp
--------------------------                         --------------------------
Henry Givens, Jr.                                  Robert P. Stupp

/s/ C. Ray Holman                                  /s/ Mary Ann Van Lokeren
--------------------------                         --------------------------
C. Ray Holman                                      Mary Ann Van Lokeren

/s/ Robert C. Jaudes                               /s/ Douglas H. Yaeger
--------------------------                         --------------------------
Robert C. Jaudes                                   Douglas H. Yaeger

/s/ W. Stephen Maritz                              /s/ Gerald T. McNeive, Jr.
--------------------------                         --------------------------
W. Stephen Maritz                                  Gerald T. McNeive, Jr.